Exhibit 99.1

Sky Harbour Announces Listing on Russell 2000® Index

West Harrison, NY – July 05, 2024 – Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) announced that its stock has been added as a member of the Russell 2000® Index, effective after the US market opened on July 1st, as part of the 2024 Russell indexes annual reconstitution.

Francisco X. Gonzalez, Sky Harbour’s Chief Financial Officer commented: "We are pleased to have our stock join the Russell 2000 Index, as we continue to expand our investor base and add to the liquidity of our public float. Recently, we accepted various invitations to attend investor conferences, both in person and virtually, and look forward to further investor engagements and further expansion of our stockholder universe in the coming months. We also expect additional third-party research to begin coverage of our Company soon.

We are laser focused on our mission to profitably grow our business while delivering increasing debt service coverage to our bondholders and accelerate value creation for our stockholders."

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez